Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to the Registration Statement No. 333-110647 of Rinker Group Limited on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Rinker Materials Corporation Profit Sharing 401(k) Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Miami, Florida
June 29, 2005